Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement on Form S-1 (No. 333-166015) of our report dated March 10, 2011, relating to the consolidated financial statements of Heritage Oaks Bancorp appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the prospectus.

/s/Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California

October 24, 2013